UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

KENTUCKY BANCSHARES, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	000-52598	61-0993464
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

P.O. Box 157, Paris, Kentucky (Address of principal executive offices)	40362-0157 (Zip code)

(859)987-1795

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Results of Operations and Financial Condition

The Registrant expects to mail to its shareholders the Registrant's quarterly financial information for the second quarter of 2017 on or about August 10, 2017.  A copy of this mailing is attached as Exhibit 99.1.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 - Release dated July 31, 2017 of quarterly financial information as of June 30, 2017.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this Report may include certain forward looking statements based upon management expectations.  Actual results and experience could differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  Factors which could cause future results to differ from these expectations include the following:  change in economic conditions in the markets we serve; changes in laws or regulatory enforcement; monetary and fiscal policies of the federal government; changes in  interest rates; demand for financial services; the impact of our continuing growth strategy; and other factors, including various “risk factors” set forth in our most recent annual report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission.  Our annual report on Form 10-K and these other reports are available publicly on the SEC website, www.sec.gov, and on the Company's website, www.kybank.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April
KENTUCKY BANCSHARES, INC.

Date: July 31, 2017	By	/s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer